Supplemental Exhibit Unum Group Investment Portfolio as of March 31, 2020 1

Investment Portfolio INVESTMENT PORTFOLIO Portfolio Management Strategy 3/31/2020 • Portfolio built and managed for long-term performance through cycles Other Long-term • Liability mix drives our long-duration, fixed-income focus Policy Loans Investments Mortgage 7.0% 1.7% • Strong focus on credit analysis Loans • A- average credit rating 4.6% Short-term investments • Investments complement Unum’s business 2.6% characteristics: ⁃ Minimal disintermediation risk ⁃ Minimal catastrophe risk ⁃ Covariance benefit buffers downgrade impacts • Commercial mortgage loans well diversified by property type and geography Fixed Maturity ⁃ 253 loans with no delinquencies Securities, 84.2% ⁃ No exposure to malls or hotels ⁃ 8 requests for COVID related modifications; none granted. Predominantly in retail sector 2

Fixed Maturities Securities Portfolio ENERGY MIX1 Oil Field and Other 1 Refining INDUSTRY MIX 6.0% 2.8% Integrated Oil Public Utilities 16.7% 18.5% ~90% Consumer Non-Cyclical 15.8% INVESTMENT Midstream GRADE 49.2% U.S. Government 11.1% Capital Goods 9.4% Independent Oil and Gas Energy 8.2% 23.5% Financial Institutions 7.9% Basic Industry 6.9% CREDIT RATING1 Basic Communications 6.5% < BBB 6.6% Transportation 5.1% BBB+ 16.1% Technology 4.0% A Mortgage/Asset Backed 3.2% 29.8% BBB 21.6% Consumer Cyclical 3.1% Sovereign 2.1% BBB- AA 8.9% 10.0% AAA 1Based on market value 7.0% 3